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                                                                    Exhibit 23.1


                   Consent of Independent Public Accountants



The Board of Directors
Primus Knowledge Solutions, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 333-82059, 333-40736, and 333-33088) on Form S-8 and (No. 333-66616) Form S-3 of
Primus Knowledge Solutions, Inc. of our report dated June 26, 2001, with respect to the balance sheet of AnswerLogic, Inc. as of December 31, 2000, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended, which report appears herein.


/s/ KPMG LLP

Seattle, Washington
August 10, 2001